UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

Orgenesis Inc., a Nevada corporation, (the “Company”) entered into a share exchange agreement dated November 3, 2014 and addendum dated March 2, 2015 with MaSTherCell SA, Cell Therapy Holding SA (collectively the "Target" or “MaSTherCell”) and each of the shareholders of the Target, which provides for the acquisition by the Company of all of the issued and outstanding shares of the Target from the shareholders of the Target in exchange for the issuance of $24,593,000 in value of shares of common stock in the capital of the Company (the “Acquisition”)

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

Forward-Looking Statements

This current report contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this current report include statements about:

•	MaSTherCell’s aim of filling the perceived need for industrialization and manufacturing expertise in the cell therapy sector;
•	the advantages that MaSTherCell’s services offer to customers;
•	MaSTherCell’s strategy to build long term relationships with its customers in order to help them bring highly potent cell therapy products faster to the market and in cost-effective ways;
•	our belief that MaSTherCell’s services can be differentiated from those of its competitors;
•	our belief that Belgium offers an ideal location for MaSTherCell’s business;
•	our expectation that MaSTherCell will reach a positive EBITDA in 2015; and
•	our belief that MaSTherCell’s facilities provide sufficient capacity to meet its expected near term demand.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk factors related to MaSTherCell’s Business” set forth in this current report, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	general economic and business conditions;
•	substantial doubt about our ability to continue as a going concern;
•	our need to raise additional funds in the future which may not be available on acceptable terms or at all;
•	our inability to successfully recruit and retain qualified personnel in order to continue our operations;
•	our ability to successfully implement our business plan;
•	conditions in Belgium, and Europe more generally, which may materially adversely affect MaSTherCell’s operations and personnel;
•	the ability of MaSTherCell to pay dividends is subject to limitations under Belgian law and dividends paid and loans extended by MaSTherCell may be subject to taxes;
•	if we are unable to successfully acquire, develop or commercialize new products;
•	our expenditures not resulting in commercially successful products;
•	third parties claiming that we may be infringing their proprietary rights that may prevent us from manufacturing and selling some of our products;
•

the impact of extensive industry regulation, and how that will continue to have a significant impact on our business, especially our product development, manufacturing and distribution capabilities; and

•	other factors discussed under the section entitled “Risk factors related to MaSTherCell’s Business” set forth in this current report.

These risks may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms the "we", "us" and "our" refer to the Company, after giving effect to the Acquisition, unless otherwise stated or the context clearly indicates otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” below is responsive to this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Share Exchange Agreement

Pursuant to a share exchange agreement (the "Share Exchange Agreement") dated November 3, 2014 and addendum dated March 2, 2015 between Orgenesis Inc. (the “Company”), MaSTherCell SA, Cell Therapy Holding SA (collectively the "Target" or “MaSTherCell”) and each of the shareholders of the Target, the Company closed the Share Exchange Agreement and completed the acquisition of all of the issued and outstanding shares of the Target from the shareholders of the Target, effective as of February 27, 2015. MaSTherCell SA and Cell Therapy Holding SA are companies limited by shares incorporated in Belgium. Cell Therapy Holding SA currently owns 50% of the issued and outstanding shares of MaSTherCell SA. The companies were incorporated and launched in 2011.

In exchange for all of the issued and outstanding shares of the Target, the Company issued to the shareholders of the Target an aggregate of 42,401,724 shares of its common stock (the “Consideration Shares”) at a deemed price of $0.58 per share for an aggregate deemed price of $24,593,000. The Share Exchange Agreement provided that the price of the Consideration Shares was to be calculated based on the average of all closing trading prices for the Company’s common stock as traded on the OTC stock market for the 30 trading days immediately preceding the closing date, provided that the Consideration Shares were to be priced at no more than $0.80 per share and no less than $0.50 per share.

The Consideration Shares were issued to 11 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Escrow Agreement

As of February 27, 2015, the Company and the shareholders and bondholders of the Target and Securities Transfer Corporation, the Company’s transfer agent, entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the shareholders of the Target agreed not to sell any of their Consideration Shares for a period of one year after the closing of the Share Exchange Agreement, and thereafter 1/12th of each Target shareholder's Consideration Shares will be released and eligible for sale during each subsequent calendar month.

The Share Exchange Agreement and the Escrow Agreement provide that in the event that the Company has not achieved a post-closing financing and a valuation which meets the agreed threshold within eight months of the closing date of the Share Exchange Agreement, then the shareholders of the Target may, by notice to the Company, unwind the transaction in exchange for return of all of the Consideration Shares plus any amount that the Company has advanced or invested in the Target.

The Share Exchange Agreement and the Escrow Agreement further provide that in case of conversion of MaSTherCell SA’s current outstanding convertible bonds (the “Convertible Bonds”) (such conversion may occur at the option of the bondholders of MaSTherCell SA if the Company achieves a listing of its shares on a U.S. stock exchange within 14 months of the closing of the Share Exchange Agreement), the shareholders of the Target (other than the former bondholders of MaSTherCell SA) must (i) exchange the shares of MaSTherCell SA to be issued upon conversion of the Convertible Bonds (the “Conversion Shares”) for a number of Consideration Shares held by the shareholders of the Target; and (ii) transfer the Conversion Shares to the Company for no additional consideration.

The Share Exchange Agreement and the Escrow Agreement further provide that in case the bondholders of MaSTherCell SA elect not to convert the Convertible Bonds, or in case the bondholders of MaSTherCell SA are not allowed to convert the Convertible Bonds in the absence of listing of the Company’s shares on a U.S. stock exchange within 14 months of the closing of the Share Exchange Agreement and the Convertible Bonds remain a liability of MaSTherCell SA, then the number of the Consideration Shares will be reduced by the amount that was due at the closing of the Share Exchange Agreement to those bondholders who do not convert their Convertible Bonds. The number of Consideration Shares to be cancelled for this purpose will be determined by dividing the subscription amount of the outstanding Convertible Bonds plus interest owed thereunder by $24,593,000 and by applying the resulting quotient to the actual total number of Consideration Shares. In such a case, each shareholder of the Target, other than the bondholders of MaSTherCell SA, agreed to give up for cancellation a part of its Consideration Shares that will be proportionate to such shareholder’s share in the total number of Consideration Shares issued at the closing of the Share Exchange Agreement.

Director Appointments

Pursuant to the Share Exchange Agreement and effective as the closing of the Share Exchange Agreement on February 27, 2015, Chris Buyse and Hugues Bultot, two nominees of the shareholders of the Target, were appointed as directors of the Company.

Messrs. Buyse and Bultot have no family relationships with each other or any other officer or director of the Company. Except as disclosed below, Messrs. Buyse and Bultot have not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K with respect to the Company:

Upon the closing of the Share Exchange Agreement, Mr. Bultot received 5,050,454 of the Consideration Shares in exchange for the shares of the Target.

INFORMATION ABOUT MASTHERCELL

MaSTherCell's Business

MaSTherCell is a Contract Development and Manufacturing Organization (CDMO) specialized in cell therapy development for advanced medicinal products. Cell therapy is the prevention or treatment of human disease by the administration of cells that have been selected, multiplied and pharmacologically treated or altered outside the body (ex vivo). In the last decade, cell therapy medicinal products have gained significant importance, particularly in the fields of ex-vivo gene therapy, immunotherapy and regenerative medicine. While academic and industrial research has led scientific development in the sector, industrialization and manufacturing expertise remains insufficient. MaSTherCell aims to fill this need by providing two types of services to its customers: (i) process and assay development services and (ii) Good Manufacturing Practices (GMP) contract manufacturing services.

These services offer a double advantage to MaSTherCell's customers. First, customers can continue focusing their financial and human resources on their product/therapy, while relying on a trusted partner for their process development/production. Second, it allows customers to profit from MaSTherCell's expertise in cell therapy manufacturing and all related aspects.

MaSTherCell's target customers are primarily cell therapy companies that are in pre- or early-stage clinical trials. This stems from the finding that these companies' processes have to be set up right from start in order for them to obtain approved products that have the simplest possible process and with the lowest possible cost of goods sold (COGS). Therefore, MaSTherCell's strategy is to build long term relationships with its customers in order to help them bring highly potent cell therapy products faster to the market and in cost-effective ways.

To provide these services MaSTherCell relies on a team of dedicated experts both from academic and industry backgrounds. It operates through state-of-the-art facilities located just 40 minutes from Brussels, the capital of Europe, and which have received the final cGMP manufacturing authorization from the Belgian Drug Agency (AFMPS) in September 2013.

Competitors

MaSTherCell competes with a number of companies both directly and indirectly. Key competitors include the following CDMOs: Lonza Group Ltd, Progenitor Cell Therapy (PCT) LLC, Pharmacell BV, WuxiAppTec (WuXi PharmaTech (Cayman) Inc.), Cognate Bioservices Inc., Apceth GmbH & Co. KG, Eufets GmbH, Fraunhofer Gesellschaft, Cellforcure SASU, Cell Therapy Catapult Limited and Molmed S.p.A. MaSTherCell's services differ from these companies in two major aspects:

•	quality and expertise of its services: clients identify the excellence of its facility, quality system, and people as a major differentiating point compared to competitors; and
•

flexible and tailored approach: MaSTherCell's philosophy is to build a true partnership with its clients and adapt itself to the clients’ needs, which entails no “off-the-shelf process” nor in-house technology platform, but a dedicated person in plant (of client), joint steering committees on each project and dedicated project managers.

Neither of these differentiating points results in a price premium compared to other CMO’s as MaSTherCell operates with a lean organization focused solely on cell therapy.

Finally, MaSTherCell is the only CDMO located in Belgium which logistically offers an ideal location given the high concentration of companies active in cell therapy (potential clients and companies with complementary knowhow, products and services).

Risk factors related to MaSTherCell's Business

     Risks related to MaSTherCell's financial condition

We anticipate that we will need additional financing in the future to continue our operations; if we are unable to raise additional capital, as and when needed, or on acceptable terms, we may be forced to delay, reduce or eliminate the expansion of our contract development and manufacturing operations.

MaSTherCell's current operating plan will require additional capital to fund, among other things, the operation, enhancement and expansion of our operations to support our customers.

The amount and timing of our future capital requirements also will likely depend on many other factors, including:

•

the cost of expansion of our contract development and manufacturing operations, including but not limited to the costs of expanded facilities, equipment costs, engineering and innovation initiatives and personnel;

•	the opportunity to produce therapies in commercial phases for a customer which will required large production units.

Ultimately, we may be unable to raise capital on terms that are acceptable to us, if at all. Our inability to obtain necessary capital or financing to fund our future operating needs could adversely affect our business, results of operations and financial condition.

MaSTherCell has incurred substantial losses and negative cash flow from operations in the past, and expects to continue to incur losses and negative cash flow for the foreseeable future.

MaSTherCell has a limited operating history, limited capital, and limited sources of revenue. Since its inception in 2011 through December 31, 2014, the revenues generated have not been sufficient to cover costs attributable to that business. Based upon current plans, it is expected that MaSTherCell will reach a positive EBITDA in 2015 and will incur operating losses in future periods. This will happen because there are expenses associated with the development, marketing, and sales of our services. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage expenses, and compete successfully with our direct and indirect competitors.

     Risks related to our contract (process and assay) development and manufacturing business

Cell therapy is in its early stages, it is still a developing field and a significant global market for our third party manufacturing services at MaSTherCell may never emerge.

Cell therapy is in its early stages and is still a developing area of research, with few cell therapy products approved for clinical use. Many of the existing cellular therapy candidates are based on novel cell technologies that are inherently risky and may not be understood or accepted by the marketplace, making difficult their own funding to enable them to continue their business. At MaSTherCell, the current market and our existing contracts principally consist of providing consulting and manufacturing of cell and tissue-based therapeutic products in clinical trials. The number of people who may use cell or tissue-based therapies and thus the demand for stem cell processing services is difficult to forecast. If cell therapies under development by our customers to treat disease are not proven effective, demonstrate unacceptable risks or side effects or, where required, fail to receive regulatory approval, our business will be significantly impaired. While the therapeutic application of cells to treat serious diseases is currently being explored by a number of companies, to date there are only a handful of approved products in the United States, Asia and in Europe. Ultimately, our success in developing our contract development and manufacturing business depends on the development and growth of a broad and profitable global market for cell- and tissue-based therapies and services and our ability to capture a share of this market through MaSTherCell.

MaSTherCell's revenues may vary dramatically from period to period making it difficult to forecast future results.

The nature and duration of MaSTherCell's contracts with customers often involve regular renegotiation of the scope, level and price of the services we are providing. If our customers reduce the level of their spending on research and development or marketing or are unsuccessful in attaining or retaining product sales due to market conditions, reimbursement issues or other factors, our results of operations may be materially impacted. In addition, other factors, including the rate of enrollment for clinical studies, will directly impact the level and timing of the products and services we deliver. As such, the levels of our revenues and profitability can fluctuate significantly from one period to another and it can be difficult to forecast the level of future revenues with any certainty.

The loss of one or more of MaSTherCell’s major clients or a decline in demand from one or more of these clients could harm MaSTherCell’s business.

MaSTherCell has a few major clients that together account for a large percentage of the total revenues earned. There can be no assurance that such clients will continue to use MaSTherCell’s services at the same level or at all. A reduction or delay in the use of MaSTherCell’s services, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on MaSTherCell’s business, operating results and financial condition.

MaSTherCell has a finite manufacturing capacity, which could inhibit the long-term growth prospects of this business.

MaSTerCell currently provides services and produces materials for clinical trials at its existing manufacturing facilities in Gosselies (Belgium), which it has designed and operated to be compliant with cGMP requirements.

While we believe these facilities provide it with sufficient capacity to meet expected near term demand, it is possible that the demand for its services and products could exceed its existing manufacturing capacity. It may become necessary or desirable for it to expand its manufacturing capabilities for cell therapy services and products in the future, which may require it to invest significant amounts of capital and to obtain regulatory approvals. In this regard, we are reviewing opportunities for expansion to both commercial level and international manufacturing capabilities. If we are unable to meet rising demand for products and services on a timely basis or unable to maintain cGMP compliance standards, then it is likely that our clients and potential clients will elect to obtain the products and services from competitors, which could materially and adversely affect the level of our revenues and our prospects for growth.

MaSTherCell’s business is subject to risks associated with a single manufacturing facility.

MaSTherCell’s contract manufacturing services are dependent upon a single facility located in Gosselies (Belgium). A catastrophic loss of the use of all or a portion of MaSTherCell’s manufacturing facility due to accident, fire, explosion, labor issues, weather conditions, other natural disaster or otherwise, whether short or long-term, could have a material adverse effect on MaSTherCell’s customer relationships and financial results.

If Mathercell loses electrical power at its manufacturing facility, its business operations may be adversely affected.

MaSTherCell owns a back-up generator allowing it to provide for its manufacturing power consumption needs for a few hours. However, if MaSTherCell loses electrical power at its manufacturing facility for more than a few hours, MaSTherCell would be unable to continue its manufacturing operations for an extended period of time because MaSTherCell does not own any other back-up power source large enough to provide for its manufacturing power consumption needs. Additionally, MaSTherCell does not have an alternative manufacturing location. Therefore, a significant disruption in MaSTherCell’s manufacturing operations could materially and adversely affect its business operations during an extended period of power outage.

We have a limited marketing staff and budget for our MaSTherCell operations, which could limit our ability to grow this business.

The degree of market acceptance of our products and services depends upon a number of factors, including the strength of our sales and marketing support. If our marketing is not effective, our ability to generate revenues could be significantly impaired. The newness of the industry and capital constraints provide challenges to our marketing and sales activities at MaSTherCell, and the failure to attract a sufficient base of customers will affect our ability to increase our revenues and operate profitably.

The logistics associated with the distribution of materials produced by MaSTherCell for third parties and for us are significant, complex and expensive and may negatively impact our ability to generate and meet future demand for our products and improve profitability.

Current cell therapy products and product candidates, have a limited shelf life, in certain instances limited to less than 12 hours. Thus, it is necessary to minimize the amount of time between when the cell product is extracted from a patient, arrives at our facility for processing, and is returned for infusion in the patient.

To do so, we need our cell therapy facilities to be located in major population centers in which patients are likely to be located and within close proximity of major airports. In the future, it may be necessary to build new facilities, which would require a significant commitment of capital and may not then be available to us. Even if we are able to establish such new facilities, we may experience challenges in ensuring that they are compliant with cGMP standards, EMEA requirements, and/or applicable state or local regulations. We cannot be certain that we would be able to recoup the costs of establishing a facility in a given market. Given these risks, we could choose not to expand our cell processing and manufacturing services into new geographic markets which will limit our future growth prospects.

Product liability and uninsured risks may adversely affect MaSTherCell’s continuing operations and damage its reputation.

MaSTherCell operates in an industry susceptible to significant product liability claims. MaSTherCell may be liable if it manufactures any product that causes injury, illness, or death. In addition, product liability claims may be brought against MaSTherCell’s clients, in which case MaSTherCell’s clients or others may seek contribution from MaSTherCell if they incur any loss or expenses related to such claims. These claims may be brought by individuals seeking relief or by groups seeking to represent a class. The defense of such claims may be costly and time-consuming, and could divert the attention of MaSTherCell’s management and technical personnel.

A breakdown or breach of MaSTherCell’s information technology systems could subject MaSTherCell to liability or interrupt the operation of its business.

MaSTherCell relies upon its information technology systems and infrastructure for its business. The size and complexity of MaSTherCell’s computer systems make it potentially vulnerable to breakdown and unauthorized intrusion. MaSTherCell could also experience a business interruption, theft of confidential information, or reputational damage from industrial espionage attacks, malware or other cyber attacks, which may compromise MaSTherCell’s system infrastructure or lead to data leakage, either internally or at MaSTherCell’s third-party providers.

Similarly, data privacy breaches by those who access MaSTherCell’s systems may pose a risk that sensitive data, including intellectual property, trade secrets or personal information belonging to MaSTherCell or its employees, clients or other business partners, may be exposed to unauthorized persons or to the public. There can be no assurance that MaSTherCell’s efforts to protect its data and information technology systems will prevent breakdowns or breaches in MaSTherCell’s systems that could adversely affect its business and result in financial and reputational harm to MaSTherCell.

     Risks Related to Our Market

We face competition from established as well as other emerging companies, which could divert clients to our competitors, result in pricing pressure and significantly reduce our revenue.

We expect existing competitors and new entrants to CDMO market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. Some of our competitors and potential competitors have significantly greater resources than we do. Increased competition may result in pricing pressure for us in terms of the prices we are able to negotiate to receive from a client. If we cannot compete successfully against our competitors, our ability to grow our business and achieve profitability could be impaired.

Management

MaSTherCell’s management team has extensive experience in domestic and internationally regulated cellular therapy development, including contract research, development and manufacturing across a broad range of science, technologies, and process operations. Team members are recognized and credentialed experts in all aspects of clinical and product development, characterization, manufacturing, delivery, and use, of cellular products and have extensive experience designing, validating, and operating cGMP cell therapy manufacturing facilities.

Employees

MaSTherCell has approximately 29 full-time employees. Most of MaSTherCell's senior management and professional employees have had prior experience in pharmaceutical or biotechnology companies.

Facilities

MaSTherCell’s offices and facilities are located on the second, third and fourth floors of the Itech Incubator II Building in Gosselies (Belgium). The company operates a 860 square meter area in this building based on two long-term lease agreements. The facility features four independent production suites, each composed of two rooms. The layout of the suites allows for parallel production and has been designed to reduce cross contamination risk to the lowest possible limit. Also, as the suites are independent (separated HVAC), it is possible to perform maintenance (or even decontamination) of a suite without impeding ongoing activities in the other suites. The plant also features a technology transfer / development lab, a quality control lab, a warehouse and all necessary office spaces.

The construction of the facilities was completed in October 2012. In September 2013, the plant received the cGMP manufacturing authorization for production of advanced medicinal therapeutic products (ATMP) after extensive audits by the Belgian Drug Agency (AFMPS).

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Share Exchange Agreement, on March 2, 2015, the Company’s board of directors amended the Company’s bylaws to add the following sections as Article 2, Section 12 and Schedule A of the Company’s bylaws:

“SECTION 12 TEMPORARY RESTRICTIONS ON DECISION-MAKING

Reference is made to the share exchange agreement made effective as of November 3, 2014 (the “Share Exchange Agreement”) among the Corporation, MaSTherCell SA, Cell Therapy Holding SA and the Selling Shareholders . Capitalized terms are defined in Schedule “A” to the Bylaws.

The following decisions shall be subject to a majority approval of the Pubco Board of Directors which must include the Priveco Directors for a period ending at the earlier of (i) expiry of the Lock-Up (ii) the date the Selling Shareholders hold less than 20% of the then outstanding Pubco Common Stock or (iii) the date the Unwinding is exercised:

(i)      approval of Pubco's annual business plan;
(ii)     the issuance of any additional shares of Pubco;
(iii)    the entering into by Pubco of an amalgamation, merger or consolidation with any other person;
(iv)    any borrowing of money or assumption of indebtedness by Pubco which is not provided for in Pubco’s business plan or any request to postpone any scheduled repayment of outstanding indebtedness of Pubco, both other than in the ordinary course of business;
(v)     the granting of any security or creation of any encumbrances on the assets of Pubco other than in the ordinary course of business;
(vi)    any loans made by Pubco to third parties, or guarantees by Pubco of third party indebtedness, other than in accordance with Pubco's respective business plan and other than in the ordinary course of business;
(vii)   carrying on any business by Pubco other than the existing business or any material change of Pubco's business;
(viii)  the sale, lease, exchange or disposition of any intellectual property assets or of all or substantially all of the other property or assets of Pubco or the acquisition of assets outside the ordinary course of business by Pubco;
(ix)     the taking of any steps to wind-up, terminate the corporate existence or undertake a plan of arrangement in respect of Pubco;
(x)      the entering into by Pubco of a partnership or of any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession with any person; and
(xi)     the giving of approval for any transfer of shares of Pubco or any issuance of Pubco shares to a person.”.

“Schedule “A”
THE FOLLOWING DEFINED TERMS RELATE TO ARTICLE 2, SECTION 12

Bondholders: the holders of Convertible Bonds, being Olivier DAVIGNON, INVEST4MTCORG, Claude JOTTRAND, HOLOGRAMME SA, LIFE SCIENCES RESEARCH PARTNERS VZW, Alexandre SCHMITZ, THEODORUS SCA and THEODORUS III SA.

Closing: the completion of the Transaction, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

Closing Date: a date mutually agreed upon by the parties in writing following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in the Share Exchange Agreement.

Closing Documents: the papers, instruments and documents required to be executed and delivered at the Closing pursuant to the Share Exchange Agreement.

Consideration: $24,593,000.

Consideration Shares: the fully paid and non-assessable common shares in the capital of Pubco issued on the Closing Date to the Selling Shareholders in payment of the Consideration.

Conversion Shares: those shares that could result from the conversion of the Convertible Bonds.

Convertible Bonds: the bonds convertible in MaSTherCell Common Stock issued by MaSTherCell pursuant to and subject to the conditions set forth in a notarized decision of the general meeting of shareholders of MaSTherCell dated on 18 September 2014.

CTH: Cell Therapy Holding SA.

Lock-Up: the Selling Shareholders agree not to sell any of their Consideration Shares for a period of one (1) year after the Closing, except where such sale takes place between Selling Shareholders, and thereafter one twelfth (1/12th) of each Selling Shareholders' Consideration Shares shall be released and eligible for sale during each subsequent calendar month.

MaSTherCell: MaSTherCell SA.

MaSTherCell Common Stock: common shares of MaSTherCell.

Post Closing Financing: Pubco will raise a minimum of $10,000,000 in an equity or debt financing within 8 months of the Closing Date.

Priveco: MaSTherCell and CTH.

Priveco Directors: representatives of the Selling Shareholders to fill in two positions on the board of Pubco and two positions on the board of Priveco.

Priveco Shares: the common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of both MaSTherCell and CTH, the profit shares issued by CTH and the Conversion Shares beneficially held, either directly or indirectly, by the Selling Shareholders.

Pubco: Orgenesis Inc.

Pubco Common Stock: shares of common stock of Pubco.

Selling Shareholders: the shareholders of Priveco, being CELL THERAPY HOLDING SA, UNIVERSITE LIBRE DE BRUXELLES, Monsieur Hugues BULTOT, Monsieur José CASTILLO FERNANDEZ, JPP CONSULTING SPRL, Eric MATHIEU, Guillaume DE VIRON, GABRIEL INVESTMENTS SPRL, AUXILIASTRA SPRL, THEODORUS SCA, THEODORUS II SA and 4FORCELLS SPRL, together with the Bondholders in case of conversion.

Transaction: the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Consideration Shares.

Unwinding: In the event that Pubco has not achieved the Post Closing Financing and a Valuation which meets the Valuation Threshold within eight (8) months of the Closing Date, then the Selling Shareholders may by notice (the “Unwind Notice”) to Pubco unwind the Transaction by delivering to Pubco all of the Consideration Shares plus any amount that Pubco has advanced or invested in Priveco, in dollars, as per the auditors of Pubco (the “Investment”). The Unwind Notice must be delivered within 10 days of the said eight month anniversary of the Closing Date and the Consideration Shares and the Investment must be delivered within 30 days of such anniversary, and Pubco will deliver to the Selling Shareholders all Priveco Shares.

Valuation: on the date immediately after the Post Closing Financing, Pubco will be valued for purposes of the Unwinding trigger.

Valuation Threshold: The Valuation is required to be a minimum of $45,000,000. The Valuation is deemed to meet the Valuation Threshold if the number of shares of common stock of Pubco outstanding multiplied by the average of all closing trading prices of Pubco’s shares on its principal trading market over a period of 30 days following the Post Closing Financing exceeds the Valuation Threshold.”

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed with this current report on Form 8-K. Such financial statements are expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed with this current report on Form 8-K. Such pro forma financial information is expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(d)	Exhibits.

3.1	Amended and Restated Bylaws

10.1	Addendum 1 to Share Exchange Agreement dated March 2, 2015 with MaSTherCell SA, Cell Therapy Holding SA and their shareholders

10.2	Escrow Agreement dated February 27, 2015 with the shareholders of MasTHerCell SA and Cell Therapy Holding SA and bondholders of MaSTherCell SA and Securities Transfer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

March 5, 2015